SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):DECEMBER 14, 1999


                             PACIFIC CAPITAL BANCORP
             (Exact name of registrant as specified in its charter)



                              CALIFORNIA 95-3673456
                (State or other jurisdiction of (I.R.S. employer
              incorporation or organization) identification number)


                         Commission file number: 0-11113


                       200 East Carrillo Street, Suite 300
                         Santa Barbara, California 93101
              (Address of principal executive offices and zip code)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (805) 564-6310




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ITEM 5.  OTHER EVENTS.

         Reference is hereby made to the Registrant's press release attached hereto as Exhibit 99.1 which meets the requirements for filing under Item 5 and is incorporated herein by reference.




ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.                         Description

99.1              Press Release dated December 14, 1999.






                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   PACIFIC CAPITAL BANCORP


Dated: December 14, 1999                           By:

                                                   David W. Spainhour, President

                                  EXHIBIT INDEX

Exhibit No.                Description

99.1                       Press Release dated December 14, 1999

                                  EXHIBIT 99.1


                     Contact: Debbie Lewis, Public Relations
                                 (805) 884-6680

                         PACIFIC CAPITAL BANCORP ADOPTS
                         SHAREHOLDERS' RIGHTS AGREEMENT

         Santa Barbara, Calif., December 14, 1999 - Pacific Capital Bancorp (Nasdaq:SABB) announced today that its board of directors has adopted a shareholders' rights agreement designed to maximize the long-term value of the Company by protecting its shareholders from improper takeover tactics and bids that are not fair to all shareholders. The rights distribution is not taxable to shareholders.

         In accordance with the agreement, preferred share purchase rights will be distributed as a dividend at the rate of one right for each common share held of record as of the close of business on December 14, 1999, and will expire on December 14, 2009. The rights, which are not immediately exercisable, entitle the holders to purchase one one-thousandth of a share of Series A Preferred Stock at an exercise price of $120.00 upon the occurrence of certain triggering events. In the event of an acquisition not approved by Pacific Capital Bancorp's board of directors, each right enables its holder (other than the acquirer) to purchase the Preferred Stock at 50% of the market price. Further, in the event the Company is acquired in an unwanted merger or business combination, each right enables the holder to purchase shares of the acquiring entity at a similar discount. Under certain circumstances, the rights may be exchanged for common shares of the Company. The board may, in its sole discretion, redeem the rights at any time prior to any of the triggering events.

         According to David W. Spainhour, Pacific Capital Bancorp President and Chief Executive Officer, "Our senior leadership team has long been recognized for its commitment to maximizing the return to its shareholders for their investment in our franchise. To that end, we remain focused on pursuing an anti-dilutive acquisition strategy which is fair and equal to all shareholders, and believe that this rights plan will result in continued value appreciation on their behalf."

         The rights can be exercised and separate rights certificates distributed only if any of the following events occur: acquisition by a person of 15% or more of the Company's common shares, or a tender offer for 15% or more of the Company's common shares. The rights will initially trade automatically with the common shares, and no separate certificates will be issued. The rights are not deemed by the board of directors to be presently exercisable.

         Pacific Capital Bancorp, with $2.8 billion in assets, is the parent company of Santa Barbara Bank & Trust, First National Bank of Central California and its affiliate South Valley National Bank. Santa Barbara Bank & Trust serves customers from 27 offices throughout Santa Barbara and west Ventura counties. First National Bank maintains offices in Monterey, Salinas, Carmel, Watsonville, and Soledad. Offices in Gilroy, Morgan Hill, Hollister, and San Juan Bautista operate under the name South Valley National Bank. The Company's subsidiary banks also offer a complete menu of trust and investment management services from the only self-contained, full-service trust company located between San Jose and Los Angeles, and offer the largest ATM network along the Central Coast.

                                      #####

         This document may contain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those projected. For a discussion of factors that could cause actual results to differ, please see the Company's publicly available Securities and Exchange Commission filings, including its Annual Report on Form 10-K for the year ended December 31, 1998, and particularly the discussion of risk factors within that document.